DocuSign Envelope ID: F76ACCB6-27C0-4883-80FC-5E9132835593

Exhibit 10.29

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND PAYOR SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO PAYOR (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PAYOR).

PROMISSORY NOTE

$12,600,000 May 24, 2022

FOR VALUE RECEIVED, the undersigned, SPYR, INC., a Nevada corporation whose address is 6700 Woodlands Parkway, Ste. 230, The Woodlands, TX 77382 (“Payor”), promises to pay to the order of JANONE, INC., a Nevada corporation whose address is 325 E. Warm Springs, Suite 102, Las Vegas, Nevada 89119 (“Payee”), or at such other place as Payee may from time to time in writing designate, the principal sum of Twelve Million, Six Hundred Thousand Dollars ($12,600,000) (“Principal”).

1.
Interest Rate. The outstanding Principal balance of this Promissory Note (this “Note”) shall accrue interest at a rate equal to eight percent (8%) per annum. All computations of interest (“Interest”) payable hereunder shall be made on the basis of a 365-day year and the actual number of days elapsed.

2.
Payments. Interest on this Note shall be payable in quarterly installments as follows (“Interest Payments”):

(a)
Commencing on May 24, 2022, and continuing on the first day of each calendar quarter thereafter, for each of the Interest Payments, Payor shall issue to Payee restricted shares of common stock, $0.0001 par value per share (“Common Stock”), of Payor equal to accrued interest; provided, however, that no such issuance shall cause Payee, after giving effect to such issuance, to own in excess of the “Beneficial Ownership Limitation”1; and

(b)
Any amount of Interest payable when due that cannot then be paid in restricted shares of Common Stock because of the Beneficial Ownership Limitation shall be paid by Payor to Payee in lawful currency of the United States of America.

On the Maturity Date, a balloon payment shall be due of the remaining unpaid Principal, the remaining due and unpaid interest, and any other charges incurred under this Note. “Maturity Date” means the earliest to occur of (i) May 24, 2027; (ii) the date of the acceleration of the

1 The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of restricted shares of Common Stock issuable in connection with Payor’s payment of Principal or interest to Payee under this Note.

DocuSign Envelope ID: F76ACCB6-27C0-4883-80FC-5E9132835593

Promissory Note

Maturity Date in connection with an Event of Default hereunder; or (iii) the date this Note has been prepaid in full.

3.
Prepayment. This Note may be prepaid in full or in part, at any time or from time to time, without premium or penalty. Payments shall be applied both to (a) Interest then due and payable, at the rate specified herein, on the amount of the Principal then being prepaid, and (b) the amount of Principal then being prepaid. Interest may not be prepaid without prepayment of the related Principal sum.

4.
Events of Default.

(a)
The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(i)
Payor shall fail to make any payment required hereunder (whether through the issuance of restricted shares of Common Stock or otherwise) within five (5) days after such payment is due;
(ii)
A petition is filed by or against Payor for relief under the U.S. Bankruptcy Code, as amended; Payor files a petition or otherwise institutes any similar proceeding or other action seeking similar relief under any other applicable law, or consents thereto or acquiesces therein; there is an appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer with similar powers over Payor or over all or a substantial part of Payor’s property; or Payor makes an assignment for the benefit of its creditors; or
(iii)
The existence of Payor shall be terminated by sale, dissolution, merger, or otherwise, or Payor shall sell or distribute substantially all of its assets.
(b)
Upon the occurrence and during the continuance of an Event of Default, Payee may, upon notice to Payor at the same or different times, declare all sums then owing by Payor under this Note to be immediately due and payable. At that time, all sums owed under this Note will be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are expressly waived by Payor.

(c)
Payee’s acceptance of any payment in an amount less than the amount then due and owing will be deemed an acceptance on account only, and Payor’s failure to pay the entire amount then due and owing (whether through the issuance of restricted shares of Common Stock or otherwise) will continue to be an Event of Default. Neither Payee’s failure promptly to exercise its right to declare the outstanding Principal under this Note to be due and payable immediately, nor Payee’s failure to demand strict performance of any other obligation of Payor, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Payor.

(d)
If Payor fails to make a payment (whether at the stated date for payment, at maturity, or by acceleration) within five (5) days of the due date thereof, in addition to such occurrence constituting an Event of Default, Payor shall, without notice, be subject to a late payment charge equal to two percent (2%) of such outstanding payment each month such payment

DocuSign Envelope ID: F76ACCB6-27C0-4883-80FC-5E9132835593

Promissory Note

is overdue, it being expressly understood and agreed that such charge is not in the nature of a penalty, but a charge to defray costs incurred by Payee in the collection of such defaulted payment.

(e)
Payor shall pay all costs, fees, and expenses (including court costs and reasonable attorneys’ fees) incurred by Payee in collecting or attempting to collect any amount that becomes due hereunder following an Event of Default.
6.
Modification; Waiver of Lender. The modification of any of Payor’s obligations or Payee’s rights under this Note must be contained in a writing signed by Payee. Payee shall not be deemed by any act or failure to act to have waived any of its rights or remedies under the terms of this Note, unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver with respect to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to any subsequent event.
7.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date sent by facsimile (with confirmation of transmission) or electronic mail, (c) if dispatched via a nationally recognized overnight courier service (delivery receipt requested), on the later of (i) the first business day following the date of dispatch, or (ii) the scheduled date of delivery by such service, or (d) on the fifth (5th) business day following the date of mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid to the party to receive such notice, at its address as set forth in the preamble of this Note (or such subsequent address established by a party by due notice in accordance with this provision).

8.
Assignment. Payor agrees that Payee may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, Payor.

9.
Governing Law; Venue. This Note and any claim, cause of action, or dispute among the parties arising out of or relating to this Note shall be governed by, interpreted under, and enforced in accordance with the substantive laws of the State of Nevada, without giving effect to any conflict-of-law principles that may otherwise provide for the application of the law of another jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Note shall be instituted in the federal courts of the United States of America or the courts of the State of Nevada, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice, or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

10.
Usage of Terms. Whenever used herein, the singular number shall include the plural, the plural the singular, and the words “Payor” and “Payee” shall be deemed to include their respective heirs, personal representatives, trustees, successors, and assigns.

11.
Severability. If any portion or portions of this Note are held by a court of competent jurisdiction, for any reason, to be invalid or unenforceable, the remaining portion or portions will

DocuSign Envelope ID: F76ACCB6-27C0-4883-80FC-5E9132835593

Promissory Note

nevertheless be valid, enforceable, and carried into effect, and this Note will be construed in all respects as if such invalid, void, or unenforceable provision were omitted.

11.
Execution. Delivery of an executed signature page to this Note by facsimile or in electronic (i.e., “pdf”) format shall be effective as delivery of a manually executed counterpart of this Note.

[SIGNATURE PAGE FOLLOWS]

DocuSign Envelope ID: F76ACCB6-27C0-4883-80FC-5E9132835593

Promissory Note

WHEREFORE, the undersigned has executed and delivered this Note on the date first above written.

SPYR, INC.,

a Nevada corporation

By:

Name: TIM MATULA

Its: Chief Executive Officer